SECOND
                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


     This Second Amendment (the "Amendment") is made and entered into as of the 1st day of April, 1998 by and between WorldPort Communications, Inc., a Delaware corporation ("WorldPort" or the "Company") and Mr. Paul A. Moore ("Executive") and amends that certain Employment Agreement dated as of January 1, 1998 between the Company and Executive (the "Employment Agreement").

     WHEREAS, the parties executed an Amendment to Employment Agreement as of March 31, 1998 (the "First Amendment") which amended Section 6(f) of the Employment Agreement;

     WHEREAS, the parties desire to amend Section 6(a) and to again amend
Section 6(f) of the Employment Agreement;

     WHEREAS, all capitalized terms used by not defined herein shall have the meanings given in the Employment Agreement;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 6(a) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "(a) Commencing on the date hereof, and during Executive's employment, the Company shall pay to the Executive an annual salary of $300,000 per annum. The Board, in its sole discretion, may increase the annual salary of the Executive based upon satisfactory performance and the Executive's salary may be increased from time to time in accordance with normal business practices of the Company at the full discretion of the Board."

     2. Section 6(f) of the Employment Agreement (as amended by the First Amendment) is hereby amended and restated to read in its entirety as follows:

          "(f) The Company shall issue to the Executive an aggregate of 125,000 shares (the "Shares") of the Company's Series B Convertible Preferred Stock, par value $.0001 per share, in exchange for $5.36 per share. The Executive shall pay $184,600 of the purchase price to the Company in cash and the remaining $485,400 shall be paid to the Company by delivery by the Executive of a promissory note. The promissory note shall accrue interest at an annual rate of 9%, mature on August 1, 2000 and provide for monthly payments of principal and accrued interest beginning on September 1, 1998. The promissory note shall be secured by a pledge to the Company of the Shares purchased by the Executive hereby."

     3. Except as otherwise amended hereby, all terms and provisions of the Employment Agreement shall continue in full force and effect as stated therein.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   WORLDPORT COMMUNICATIONS, INC.


                                   By:
                                   Name:
                                   Title:
                                   Paul A. Moore